Exhibit 8.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

October ___, 2023

Deep Medicine Acquisition Corp.

595 Madison Avenue, 12th Floor

New York, NY 10017

Ladies and Gentlemen:

We have acted as counsel to Deep Medicine Acquisition Corp., a Delaware corporation, in connection with the transactions described in the Registration Statement on Form S-4 (File No. 333-273548), originally filed with the Securities and Exchange Commission (the “Commission”) on [___________], 2023, as amended through the date hereof (the “Registration Statement”), of which this exhibit is a part. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon the Registration Statement and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions described in the Registration Statement will be consummated in accordance with the description in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Registration Statement are true, correct and complete in all material respects; that any representation in any of the documents referred to therein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we confirm that the statements in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” and subject to the limitations, qualifications assumptions and caveats described therein, insofar as they relate to matters of U.S. federal income tax law, constitute our opinion of the material U.S. federal income tax consequences set forth therein.

No opinion is expressed as to any matter not discussed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name under the captions “Material U.S. Federal Income Tax Considerations”, “Questions and Answers” and “Legal Matters” in the prospectus included in the Registration Statement and to the discussion of this opinion in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ELLENOFF GROSSMAN & SCHOLE LLP

ELLENOFF GROSSMAN & SCHOLE LLP